United States
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 28, 2008, Osiris Therapeutics, Inc. (the “Company”) issued a press release announcing the appointment of Richard W. Hunt as Chief Financial Officer, effective July 23, 2008.  Mr. Hunt, will report to C. Randal Mills, Ph.D., President and Chief Executive Officer, and serve as the Company’s Principal Financial Officer.  Additionally, Philip R. Jacoby, Jr., the Company’s controller and interim CFO has been promoted to the position of Vice President of Finance and will continue to serve as Principal Accounting Officer.

Prior to joining the registrant, Mr. Hunt, age 53 served as the Interim Senior Vice President and Chief Financial Officer of Global Healthcare Exchange, LLC, a health care e-commerce exchange venture from July 2007 through July 2008. From June 2006 through July 2007, he served as the Chief Financial Officer of HealthExtras, Inc., a publicly traded pharmacy benefit management services provider.  From June 2004 through November 2005, Mr. Hunt was the Senior Vice President and CFO of NeighborCare, Inc., a publicly traded long-term care pharmaceutical services provider, and from July 2000 through February 2004, he served as the Senior Vice President and CFO of Global Healthcare Exchange, LLC.

The Company entered into an employment agreement (the “Agreement”) with Mr. Hunt that provides for an annual base salary of $270,000 and an annual discretionary bonus opportunity of $40,000 for the remainder of 2008, and $80,000 for 2009. Mr. Hunt is also eligible to receive other benefits and participate in benefit plans generally available to Company employees and executives.  In addition, Mr. Hunt was granted an option pursuant to the Company’s 2006 Omnibus Plan exercisable for 120,000 shares of common stock at a per share exercise price equal to the closing price of the common stock on the NASDAQ Global Market on the day preceding commencement of his employment.  The option vests in four equal annual installments beginning on the first anniversary of the grant date, assuming that Mr. Hunt remains employed by the Company on the vesting date.  Mr. Hunt’s employment is at-will; however, if his employment is terminated, either by the Company without “Cause” or by him for “Good Reason” as defined in the Agreement, he will be entitled to receive a lump sum cash payment equivalent to six months base salary.  The foregoing discussion is qualified in its entirety by the terms of the Agreement, a copy of which is attached as Exhibit 10.1 hereto.  A copy of the above-mentioned press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.
	10.1	Employment Agreement by and between Osiris Therapeutics, Inc. and Richard W. Hunt entered into as of July 23, 2008.
	99.1	Press Release dated July 28, 2008, of Osiris Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: July 29, 2008	By:	/s/ C. RANDAL MILLS
C. Randal Mills, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Osiris Therapeutics, Inc. and Richard W. Hunt entered into as of July 23, 2008
99.1	Press Release dated July 28, 2008, of Osiris Therapeutics, Inc.